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                                                                    EXHIBIT 3.28

                            ARTICLES OF INCORPORATION

                                       Of

                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

         That we, whose names, residences and post office addresses are as follows:

         Frank L. Snell                     Joseph T. Melczer, Jr.
         Phoenix, Arizona                   Phoenix, Arizona
         928 West Palm Lane                 317 East Glenn Drive
         Phoenix, Arizona                   Phoenix, Arizona

have this day associated ourselves for the purpose of forming a corporation under the laws of the State of Arizona, and for that purpose do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         The name of this corporation shall be ALLISON STEEL MANUFACTURING CO.

                                   ARTICLE II

         The principal place of business of this corporation shall be at Phoenix, Maricopa County, State of Arizona, and this corporation shall have such other place or places of business either within or without the State of Arizona as may be established from time to time by the Board of Directors.

                                   ARTICLE III

         The objects and purposes of this corporation and the general nature of the business it proposes to transact are:

         (a) To manufacture and fabricate articles of metal, lumber, and other materials, and all or any articles consisting or partly consisting of metals, wood, or other materials; to buy and sell or otherwise to deal or traffic in metals, coal, wood, lumber, and other materials and any of the products thereof, and any articles consisting or partly consisting thereof;

         (b)      To manufacture, fabricate and sell alloys;

         (c) To manufacture and fabricate from any kind of metal, wood, or other material or combination of materials, any and all kinds of castings, implements, tools, fixtures, and machinery, and any other articles of commerce ordinarily made by steel manufacturers, machine shops and foundries;

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         (d)      To buy and sell all kinds of merchandise, material, tools, machinery and appliances, and to carry on a general merchandise business of buying and selling; to act as manufacturers, or other agents in the buying and selling of all kinds of articles both manufactured and unmanufactured and in the process of manufacture;

         (e) To take contracts for the erection and repair of buildings and equipment;

         (f)      To manufacture vehicles and parts thereof;

         (g) To acquire, hold, sell, reissue or cancel any shares of its own capital stock; provided, however, that this corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, and provided further that the shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly;

         (h) To acquire by means of lease, contract, purchase, conveyance, special use permits or otherwise, and to own, hold, possess, enjoy, and to sell, lease, rent, encumber, mortgage, pledge and otherwise dispose of any and all classes of property whatsoever, whether real, personal or mixed, or any interest therein; and to construct buildings, structures or improvements necessary or convenient for its corporate purposes;

         (i) To borrow money for any of the purposes of this corporation and to issue bonds, debentures, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation, whether real or personal, or to issue bonds, debentures, notes or other obligations without any such security;

         (j) To act as trustee, or in any fiduciary capacity; to become surety for others and to endorse commercial paper;

         (k) To promote or to aid in any manner, financially or otherwise, any person, corporation or association of which any shares, bonds, notes, debentures, or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, corporations or associations; and to do any other acts or things designed to protect, preserve, improve, or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness;

         (l) To buy, contract for, lease and in any and all other ways acquire, take, hold and own, and to sell, mortgage, pledge, lease and otherwise dispose of, patents, licenses, trade-marks, trade names and processes or rights thereunder, and franchise rights and governmental, state, territorial, county and municipal grants and concessions of

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every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties;

         (m) To enter into, make, perform or carry out contracts of any and every kind, necessary, requisite or advantageous in respect to the business operations of this corporation with any government, state, county, municipality, person, firm, association, or corporation, domestic or foreign;

         (n) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities of any person, firm, association, or corporation; and to acquire any business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business;

         (o) To do all and every thing necessary, suitable or proper for the accomplishment of any of the purposes or attainment of any of the objects hereinbefore enumerated, either alone or in association with other corporations, firms and individuals, as principals, agents, brokers, contractors, trustees or otherwise, and in general to engage in any and all lawful business that may be necessary or convenient in carrying on the business of said corporation and for the purposes pertaining thereto, and to do any and every other act or acts, thing or things, incidental to, growing out of, or connected with said business, or any part or parts thereof.

         The designation of any object or purpose herein shall not be construed to be a limitation or qualification or in any manner to limit or restrict the purposes and objects of the corporations.

                                   ARTICLE IV

         The authorized capital stock of this corporation shall be 550,000 shares, consisting of 50,000 shares of Convertible Preferred Stock of a par value of $10.00 per share, and 500,000 shares of Common Stock of a par value of $5.00 per share. The authorized Convertible Preferred Stock (hereinafter referred to as "Preferred Stock") may be issued for not less than the par value thereof as fully paid and nonassessable stock, and the authorized Common Stock may be issued for not less than the par value thereof as fully paid and nonassessable stock, and subject to the foregoing, both the authorized Preferred and Common Stock may be issued from time to time upon such terms and

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conditions as the Board of Directors may determine and under such rules and regulations as may be prescribed by the Arizona Corporation Commission.

         The powers, preferences and rights of the Preferred Stock and of the Common Stock and the qualifications, limitations and restriction thereof are as follows:

         (1) The holders of the Preferred Stock shall be entitled to receive when and as declared by the Board of Directors of the corporation out of the annual net profits of the corporation, or its earned surplus, preferential dividends at the rate of $.75 per share per annum and no more, payable quarterly on the 1st days of January, April, July and October of each year, before any moneys shall be paid to or set apart for the sinking fund as hereinafter provided, and before any dividends shall be declared or paid upon or set apart for the Common Stock. Such dividends upon the Preferred Stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period at the rate of $.75 per share per annum shall not have been paid thereon or declared and sum sufficient for payment thereof set apart, the deficiency shall be fully paid or set apart but without interest before any payment shall be made to the sinking fund as hereinafter provided and before any dividend shall be paid upon or set apart for the Common Stock.

         (2) Commencing on the 1st day of June, 1965, and annually thereafter on the same date, while the Preferred Stock or any part thereof remains issued and outstanding, the corporation shall set apart for and credit to a sinking fund, out of the net profits of the corporation for the fiscal year next preceding, a sum sufficient to retire 1,000 shares of Preferred Stock on or before the first day of January, 1966, and thereafter annually on the first day of January in each year out of the net profits of the corporation for the fiscal year next preceding, a sum sufficient to retire 1,500 shares of Preferred Stock, provided that in lieu of setting apart cash the corporation may set apart and retire Preferred Stock purchased by it in the open market for retirement and thereby reduce the amount of cash to be set apart. No amount, however, shall be set apart for and credited to the sinking fund in any year unless and until the full dividend upon the Preferred Stock for all past dividend periods shall have been paid and the full dividend for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, but the required amount shall be set apart for and credited to the sinking fund in each year after the year 1965 before any dividends shall be declared or paid upon or set apart for the Common Stock. Said sinking fund payments shall be cumulative and no dividends shall be declared or paid upon the Common Stock unless or until all sinking fund payments for previous years shall have been paid in full, or Preferred Stock shall have been set aside and retired in

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lieu of any sinking fund payments not so made, as above provided. Said sinking funds shall be applied by the Board of Directors from time to time first within 150 days from the date that the same shall have been set apart to the purchase of Preferred Stock as hereinafter provided, and second in the event that Preferred Stock shall not be available for purchase at or below the redemption price as hereinafter provided, then to the redemption thereof as soon as possible, as hereinafter provided, the first call for redemption to be made for the next dividend payment date after the expiration of said 150 days.

         (3) Whenever the full dividend upon the Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and after payment has been made to the sinking fund in full for all previous years, and a sum sufficient for the sinking fund payment for the current year shall have been set apart or shares of Preferred Stock purchased or set aside in lieu thereof, as hereinbefore provided, any remaining net profits or earned surplus available for dividends for the then current fiscal year which the Board of Directors may in its discretion see fit to distribute by way of dividends, shall be distributed as dividends upon the Common Stock; provided, however, that no cash dividends shall be paid upon the Common Stock out of net profits or earned surplus of the corporation which shall reduce the net current assets of the corporation to less than $900,000, net current assets for the purposes hereof being the excess of current assets (as hereinafter defined) over current liabilities (as hereinafter defined);

         The term current assets shall mean only the following assets of the corporation, namely:

                  (i) Cash on hand and in banks subject to immediate withdrawal (excluding cash on deposit for a specific purpose unless such purpose is for the payment of current liabilities as hereinafter defined or constitutes an advance on purchase commitments made in the ordinary course of business), notes, accounts and bills receivable acquired in the ordinary course of business and due not more than twelve (12) months from the date as of which current assets are being ascertained, less adequate reserves to cover all bad and doubtful items, but not including among current assets any obligations owed by an officer, director, employee or shareholder of the corporation, any spouse, parent or child of any of the foregoing, and any corporation, or other business enterprise controlled, directly or indirectly, by the corporation or by any one or more of such persons;

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                  (ii)     All marketable obligations issued or unconditionally
         guaranteed as to payment of principal and interest by the United States of America, valued at the current market value thereof, and all other obligations issued by the United States of America, even though not marketable, if in twelve (12) months or less from the date as of which current assets are being ascertained such obligations are subject to redemption at the option of the holder thereof or to tender by the holder thereof in payment of Federal taxes, valued at such redemption price or the amount at which such obligations may be tendered for payment of such taxes, as the case may be;

                  (iii) All inventories of raw material, work in process and finished goods which are current and not obsolete, valued at cost or market value thereof, which is lower.

         The term current liabilities shall include the following liabilities of the corporation, namely:

                  (i) All indebtedness, direct or contingent, secured or unsecured, payable on demand or maturing in not more than twelve (12) months from the date of the determination of current liabilities;

                  (ii) A proper reserve for all Federal and State taxes and all other taxes for which the corporation is liable, all computed on an accrual basis;

                  (iii)    All interest, both due and accrued.

         (4) The Preferred Stock shall be preferred over the Common Stock as to both earnings and assets and in the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, or any reduction of its capital stock resulting in a distribution of its assets to its stockholders, the holders of the Preferred Stock shall be entitled to receive for each share thereof an amount equal to Thirteen Dollars ($13.00) per share in the case of voluntary liquidation, and Twelve Dollars and Fifty Cents ($12.50) per share in case of involuntary liquidation, together with a sum of money in either case equivalent to the amount of unpaid cumulative dividends accrued thereon, before any distribution of the assets shall be made to the holders of the Common Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution; and the holders of the Common Stock shall be entitled to receive, share and share alike without preference or priority, to the exclusion of the holders of the Preferred Stock, all assets of this corporation remaining after payment to the holders of the Preferred Stock of the full preferential amount aforesaid. If upon any such liquidation, dissolution or winding up of this corporation, or reduction of its capital stock, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then

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the entire assets of this corporation to be distributed shall be distributed among the holders of the Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. Nothing in this paragraph shall be deemed to prevent the purchase and/or redemption of the Preferred Stock in any manner permitted by this Article. A consolidation or merger of this corporation with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of this corporation within the meaning of this paragraph, but no such consolidation or merger shall be made except in accordance with the provisions of this Article.

         (5) The Preferred Stock shall be subject to redemption and the corporation may, at its election, expressed by resolution of the Board of Directors, redeem the whole of the outstanding Preferred Stock on any dividend-payment date by paying Thirteen Dollars ($13.00) for each share thereof, and redeem any part of the outstanding Preferred Stock out of the sinking fund in any year by paying Twelve Dollars and Seventy-five Cents ($12.75) for each share thereof, together in each case with a sum of money equivalent to the amount of unpaid cumulative dividends accrued thereon. In case of partial redemption the shares to be redeemed shall be chosen by lot in any manner determined by the Board of Directors. Notice of any proposed redemption of Preferred Stock shall be given by this corporation by mailing a copy of such notice at least thirty (30) days prior to the date fixed for such redemption to the holders of record of the Preferred Stock to be redeemed at their respective addresses appearing upon the books of this corporation, and also, if so provided in the by-laws of this corporation or by resolution of the Board of Directors, by publication in such manner as shall have been provided in the by-laws or in such resolution. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by this corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to such notice), all dividends on the Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of this corporation, except the right to receive the redemption price, shall cease and determine. The privilege shall continue available, however, the holders of Preferred Stock, up to and including the tenth day prior to the date fixed for redemption, to convert such shares of Preferred Stock called for redemption into shares of Common Stock as hereinafter in this Article provided. This corporation shall also have power from time to time to purchase, in the open market, the whole or any part of the Preferred Stock upon the best terms reasonably obtainable but in no event at a price in respect of any shares of Preferred Stock greater than $12.75 per share, provided that no such purchase of Preferred Stock shall be made (a) out of the capital of the

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corporation or (b) unless there is no default in the payment of cumulative dividends upon the Preferred Stock or in sinking fund requirements or (c) which would reduce the net current assets of the corporation, as defined in Section
(3) hereof, to less than $900,000.

         Preferred Stock so redeemed or purchased shall not be reissued and shall be retired from time to time in the manner provided by law.

         (6) Each holder of Preferred Stock shall have the option at any time and from time to time, upon ten (10) days' written notice to the corporation, to convert any or all shares of Preferred Stock held by him into fully paid and nonassessable shares of Common Stock of the corporation at the rate of one (1) share of Preferred Stock for one (1) share of Common Stock; provided, however, that the certificates representing the Preferred Stock to be converted are received by the corporation properly endorsed concurrently with such notice, and provided further that such conversion rate shall be subject to adjustment or change in certain cases as hereinafter provided in this Section
(6). The stockholder making such conversion shall thereby conclusively waive and release the corporation from the payment to him of all unpaid cumulative dividends, if any, accrued on the Preferred Stock converted. The stockholder making such conversion shall cease to be a holder of Preferred Stock and shall be a holder of Common Stock to the extent of the shares converted, upon the delivery to the corporation by such stockholder of such notice and the certificate or certificates representing the Preferred Stock to be converted, whether or not such Common Stock is then issued or delivered. Such conversion shall be consummated by the corporation within ten (10) days after receipt by the corporation from the stockholder of such notice and the certificate or certificates representing the Preferred Stock to be converted. The Company shall at all times have authorized but unissued, or in its treasury, a number of shares of Common Stock sufficient for the conversion of all shares of Preferred Stock from time to time outstanding.

         It is expressly provided that the rate of conversion between shares of Preferred Stock and shares of Common Stock hereinabove set forth shall be subject to adjustment or change as follows:

                  A. For the purpose of determining adjustments in the rate of conversion of Preferred Stock into Common Stock as herein set forth the initial conversion value of a share of Preferred Stock shall be $10.00 per share, and the initial conversion value of a share of Common Stock shall be $10.00 per share, and in all adjustments of the conversion rate the resulting conversion value of a share of Common Stock shall be calculated to the nearest

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(or if there shall be no nearest, then the next higher) multiple of 10(cent) to be taken as representing 1/100 of a share of Common Stock.

                  B. In case the shares of Common Stock at any time outstanding shall be subdivided by reclassification or otherwise, into a greater number of shares, the per share conversion value of the Common Stock then effective shall be reduced proportionately. In case the shares of the Common Stock at any time outstanding shall be combined by reclassification or otherwise into a lesser number of shares, the per share conversion value of the Common Stock then effective shall be increased proportionately.

                  C. In case any shares of Common Stock shall be issued by the corporation as a dividend on the then outstanding Common Stock of the corporation, then the conversion value of the Preferred Stock shall be increased by the percentage of such Common Stock dividend.

                  D. In case the corporation shall at any time, or from time to time, issue any shares of Common Stock, in excess of the first 100,000 shares, for a consideration either in cash or in property of less than $10.00 per share, or the adjusted conversion value expressed in dollars effective immediately prior to the time of such issue, then upon such issue the conversion value of a share of Common Stock shall be determined by dividing

                  (1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue, multiplied by the per share conversion value of the Common Stock then effective, plus (b) the consideration received by the corporation upon such issue, by

                  (2) the total number of shares of Common Stock outstanding immediately after such issue.

                  E. The corporation shall not be required to issue a fraction of a share of Common Stock upon any conversion of shares of Preferred Stock, but in lieu thereof may at its option make payment in cash in the amount obtained by multiplying the number of shares of Preferred Stock by the per share conversion value of the Common Stock expressed in dollars then effective, or issue and deliver a scrip certificate in respect of such fraction. Such scrip certificates, if issued, shall be in bearer form and when surrendered within a specified time fixed by the Board of Directors with other scrip certificates evidencing in the aggregate rights to receive one or more full shares of Common Stock, shall be exchangeable for a certificate representing such full share or shares. Such scrip certificate shall not entitle the bearer thereof to exercise any voting rights, to receive dividends, to participate in any distribution of assets of the corporation, or to exercise any other rights as a stockholder of the corporation. Such

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scrip certificates shall otherwise be in such form and shall contain such provisions as shall be determined by the Board of Directors consistently with the provisions of applicable law.

                  F. Whenever, at any time and from time to time, there shall occur any event calling for an adjustment of conversion value, then, and in each such case, the corporation shall forthwith:

                  (i) file with each transfer agent a certificate executed by the President or Vice President and attested by the Secretary or an Assistant Secretary of the corporation setting forth in detail the computation of such adjustment, the value and consideration therefore, and the new adjusted conversion values for the then current and subsequent conversion periods; and

                  (ii) cause a notice stating the fact of such adjustment to be mailed to the holders of all outstanding Preferred Stock affected by such adjustment.

No transfer agent shall be under any duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent, in its capacity as such, shall be deemed to have any knowledge with respect to any change of capital structure of the corporation unless and until it receives a notice thereof pursuant to the provisions of this Section (6) and, in the absence of any such notice, each transfer agent may conclusively assume that there has been no such change. Any certificates filed by the corporation with any transfer agent pursuant to the provisions hereof may be inspected at the office of such transfer agent during business hours by any holder of record of Preferred Stock or by his duly authorized agent.

         (7) Except as otherwise expressly provided by law, and except as otherwise expressly provided in this Section (7) and in Section (8) hereof, the holders of the Preferred Stock shall have no voting power, all rights to vote and all voting power being vested exclusively in the holders of the outstanding Common Stock, a holder of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the corporation. In all elections for directors each holder of Preferred and/or Common Stock shall have the right to cast as many votes in the aggregate as he shall have shares of stock in his name, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of votes either in person or by proxy for one candidate or distribute such votes among two or more such candidates.

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         (8)      Unless with the affirmative vote or written consent of the holders of at least two-thirds of the shares of Preferred Stock then outstanding (in addition to any other vote or consent at the time required by law) the corporation shall not (a) increase the authorized amount of Preferred Stock or authorize the issue of any stock or class of stock having preference or priority over or equality with the Preferred Stock, or create or issue any indebtedness or any class of stock convertible into Common Stock of the corporation; (b) amend the provisions of the Articles of Incorporation so as to alter or change in any manner the rights, preferences, limitations and terms of the Preferred Stock; (c) enter into any merger or consolidation with any other corporation or corporations (not including the acquisition by this corporation of all the assets or issued capital stock of any other corporation); (d) sell, lease, or exchange all or substantially all of its property and assets, including good will and corporate franchises; (e) voluntarily liquidate, dissolve or wind-up its affairs.

         (9) No holders of stock of this corporation of any class shall have preemptive or preferential right of subscription to any shares of any class of the stock of the corporation which is now or hereafter authorized, or to any obligations convertible into the authorized stock of this corporation other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix pursuant to the authority conferred by the Articles of Incorporation and under such rules and regulations as may be prescribed by the Arizona Corporation Commission.

                                    ARTICLE V

         The time of the commencement of this corporation shall be the date of the issuance to it of a certificate of incorporation by the Arizona Corporation Commission, and the termination thereof shall be twenty-five (25) years thereafter, with the privilege of renewal as provided by law.

                                   ARTICLE VI

         The business and affairs of this corporation shall be conducted by a Board of Directors of not less than three (3) nor more than thirteen (13) members. The Board of Directors shall have the power to increase or decrease the Board within the limits above provided. The Board of Directors may also fill any vacancies which may occur in the Board of Directors resulting from an increase in the number of the Board of Directors or otherwise, pending the next annual meeting of the stockholders.

         William L. Allison, William L. Allison, Jr., J. August Rau, Dorothy E. Richter, Walter R. Bimson, Frank L. Snell, Charles A. Capek and Daniel C. Plummer shall constitute the first Board of Directors. Thereafter, the Board

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of Directors shall be elected at the regular annual meeting of the stockholders which shall be held in Phoenix, Arizona, on the second Tuesday of May of each year, commencing with the year 1956, unless said day be a legal holiday, in which event the annual meeting of the stockholders shall be held on the next succeeding business day.

         The Board of Directors shall each year upon their election organize into a Board of Directors and elect a President, one or more Vice Presidents, a Secretary and a Treasurer, any two of which offices, except the offices of the President and Vice President or President and Secretary, may be held by the same person. All officers shall serve for one year or until their successors are elected and qualified.

         The Board of Directors, by a resolution passed by a majority of the whole Board, may designate three or more of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution or in the By-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.

         The Board of Directors of this corporation shall have power without any action on the part of the stockholders to make, alter, amend or repeal by-laws of the corporation. The By-laws may provide for the creation of additional offices by the Board of Directors or the Executive Committee and the filling of such created offices by the Board of Directors or the Executive Committee.

         Without limiting the generality of the foregoing, additional offices may include a Chairman of the Board of Directors, one or more Assistant Secretaries, one or more Assistant Treasurers and any other executive or administrative office which the Board of Directors deems to be necessary for the conduct of the business of the corporation. Any office so created shall continue from year to year until annulled by the Board of Directors or the Executive Committee.

                                   ARTICLE VII

         In the absence of fraud, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this corporation individually may be a party to or may be interested in any such contract or transaction of this corporation; and no such contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this corporation is a party to or interested in such contract or transaction or in any way connected with such person or persons, firm, association or corporation; provided that

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such contract or other transaction shall be authorized or ratified by the vote of a majority of the directors of this corporation not so interested; and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

                                  ARTICLE VIII

         The highest amount of indebtedness or liability, direct or contingent, to which this corporation may be subject at any one time shall be Two Million Dollars ($2,000,000), provided such limitation shall not apply to indebtedness authorized by three-fourths (3/4) of the votes cast with respect thereto at any lawfully held meeting of the stockholders of the corporation if such action is approved by the Arizona Corporation Commission.

                                   ARTICLE IX

         The private property of the stockholders, directors and officers of this corporation shall be exempt from all corporate debts and liabilities of whatsoever kind and nature.

                                    ARTICLE X

         This corporation does hereby appoint Frank L. Snell, of Phoenix, Arizona, who has been a bona fide resident of Arizona for at least three years, its lawful agent in and for the State of Arizona for and on behalf of said corporation to accept and acknowledge service of, and upon whom may be served, all necessary process or processes in any action, suit or proceeding that may be had or brought against said corporation in any of the courts of the State of Arizona, such service of process or notice, or the acceptance thereof by said agent endorsed thereon, to have the same force and effect as if served upon the President and Secretary of the corporation.

         IN WITNESS WHEREOF, we, the undersigned, have hereunto signed our names this 7th day of February, 1955.

                                    /s/ Frank L. Snell
                                    ----------------------------------------
                                    Frank L. Snell

                                    /s/ Joseph T. Melczer, Jr.
                                    -----------------------------------------
                                    Joseph T. Melczer, Jr.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

                  That at a special meeting of the stockholders of Allison Steel Manufacturing Co., a corporation duly organized and existing under and by virtue of the laws of the State of Arizona, duly called and held at Phoenix, Arizona, on the 14th day of January, 1957, the Articles of Incorporation of said corporation were amended as hereinafter set forth by the majority vote of all the issued and outstanding stock of said corporation.

                  That prior to the holding of said meeting all of the stockholders of said corporation were duly and regularly given thirty (30) days' notice in writing of the proposed amendment to the Articles of Incorporation.

                  That the first paragraph of ARTICLE IV of the Articles of Incorporation of Allison Steel Manufacturing Co. was changed and amended to read hereafter as follows:

                                   "ARTICLE IV

           The authorized capital stock of this corporation shall be 1,950,000 shares, consisting of 50,000 shares of Convertible Preferred Stock of a par value of $10.00 per share, and 1,900,000 shares of Common Stock of a par value of $5.00 per share. The authorized Convertible Preferred Stock (hereinafter referred to as "Preferred Stock") may be issued for not less than the par value thereof as fully paid and non-assessable stock, and the authorized Common Stock may be issued for not less than the par value thereof as fully paid and non-assessable stock, and subject to the foregoing, both the authorized Preferred and Common Stock may be issued from time to time upon such terms and conditions as the Board of Directors may determine and under such rules and regulations as may be prescribed by the Arizona Corporation Commission."

and the second paragraph of ARTICLE VI of the said Articles of Incorporation of Allison Steel Manufacturing Co. was changed and amended to read hereafter as follows:

           "From the effective date of this amendment the Board of Directors shall be elected at the regular annual meeting of stockholders which shall be held in Phoenix, Arizona, on the first Tuesday of June of each year, commencing with the year 1957, unless said day be a legal holiday, in which event the annual meeting of the stockholders shall be held on the next succeeding business day."

and ARTICLE VIII of the said Articles of Incorporation of Allison Steel Manufacturing Co. was changed and amended to read hereafter as follows:

                                  "ARTICLE VIII

           The highest amount of indebtedness or liability, direct or contingent, to which this corporation may be subject at any one time shall be Six Million Six

                  Hundred Sixty-six Thousand Six Hundred Sixty-six Dollars ($6,666,666.00), provided such limitation shall not apply to indebtedness authorized by three-fourths (3/4) of the vote cast with respect thereto at any lawfully held meeting of the stockholders of the corporation if such action is approved by the Arizona Corporation Commission."

         IN WITNESS WHEREOF, the President and Secretary of Allison Steel Manufacturing Co. have hereunto set their hands and affixed the corporate seal of said corporation this 14th day of January, 1957.

                                       ALLISON STEEL MANUFACTURING CO.

                                       By: /s/ William L. Allison
                                           ------------------------------------
                                           President

ATTEST:

/s/ D.A. Leahy
--------------------------
Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

         That at a special meeting of the stockholders of Allison Steel Manufacturing Co., a corporation duly organized and existing under and by virtue of the laws of the State of Arizona, duly called and held at Phoenix, Arizona on the 23rd day of October, 1959, 30 days notice of which meeting was duly and regularly given in writing to all of the stockholders of record of said corporation, the first paragraph of ARTICLE IV of the Articles of Incorporation of said corporation was, by a resolution duly adopted by the affirmative vote of a majority of the issued and outstanding shares of the capital stock of said corporation including the affirmative vote of more than two-thirds of the shares of Preferred Stock outstanding, amended to read as follows:

                                   "ARTICLE IV

                 The authorized capital stock of this corporation shall be 1,975,000 shares, consisting of 75,000 shares of Convertible Preferred Stock of a par value of $10.00 per share, and 1,900,000 shares of Common Stock of a par value of $5.00 per share. The authorized Convertible Preferred Stock (hereinafter referred to as "Preferred Stock") may be issued for not less than the par value thereof as fully paid and nonassessable stock, and the authorized Common Stock may be issued for not less than the par value thereof as fully paid and nonassessable stock, and subject to the foregoing, both the authorized Preferred and Common stock may be issued from time to time upon such terms and conditions as the Board of Directors may determine and under such rules and regulations as may be prescribed by the Arizona Corporation Commission."

         IN WITNESS WHEREOF, the President and Secretary of Allison Steel Manufacturing Co. have hereunto set their hands and have affixed the seal of said corporation as of the 23rd day of October, 1959.

                                    ALLISON STEEL MANUFACTURING CO.

                                    By: /s/ William L. Allison
                                        --------------------------------------
                                        President

ATTEST:

/s/ D.A. Leahy
-----------------------------
Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

         That at the Deferred Annual Meeting of Stockholders of ALLISON STEEL MANUFACTURING CO., a corporation duly organized and existing under and by virtue of the laws of the State of Arizona, on the 26th day of June, 1962, 30 days notice of which meeting was duly and regularly given in writing to all of the stockholders of record of said corporation, the first paragraph of ARTICLE IV, and ARTICLE VIII, of the Articles of Incorporation of said corporation were, by a resolution duly adopted by the affirmative vote of a majority of the issued and outstanding shares of the capital stock of said corporation, including the affirmative vote of more than two-thirds of the shares of Preferred Stock outstanding, amended to read as follows:

                                   "ARTICLE IV

               "The authorized capital stock of this corporation shall be 3,075,000 shares, consisting of 75,000 shares of Convertible Preferred Stock of a par value of $10.00 per share, and 3,000,000 shares of Common Stock of a par value of $5.00 per share. The authorized Convertible Preferred Stock (hereinafter referred to as "Preferred Stock") may be issued for not less than the par value thereof as fully paid and nonassessable stock, and the authorized Common Stock may be issued for not less than the par value thereof as fully paid and nonassessable stock, and subject to the foregoing, both the authorized Preferred and Common Stock may be issued from time to time upon such terms and conditions as the Board of Directors may determine and under such rules and regulations as may be prescribed by the Arizona Corporation Commission."

                                 "ARTICLE VIII

               "The highest amount of indebtedness or liability, direct or contingent, to which this corporation may be subject, at any one time shall be Ten Million Five Hundred Thousand Dollars ($10,500,000), provided such limitation shall not apply to indebtedness authorized by three-fourths (3/4) of the votes cast with respect thereto at any lawfully held meeting of the stockholders of Corporation if such action is approved by the Arizona Corporation Commission."

         IN WITNESS WHEREOF, the President and Secretary of ALLISON STEEL MANUFACTURING CO. have hereunto set their hands and have affixed the seal of said corporation as of the 29th day of June, 1962.

                                       ALLISON STEEL MANUFACTURING CO.

                                       By /s/ Charles H. Hallett
                                          -------------------------------------
                                                President

ATTEST:

/s/ T.P. Connally
-----------------------------
Secretary

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

                  That at a Special Meeting of Stockholders of ALLISON STEEL MANUFACTURING CO., an Arizona corporation, duly held at Phoenix, Arizona, on the 5th day of November, 1965, thirty days' notice of which meeting was duly and regularly given in writing to all of the stockholders of record of said corporation stating the day, hour and place of such meeting and the nature of the business to be transacted, by the affirmative vote of more than two-thirds of all of the issued and outstanding shares of capital stock of the corporation, including the affirmative vote of more than two-thirds of all of the issued and outstanding shares of Preferred Stock of the corporation, and a resolution was adopted amending Section (2) of ARTICLE IV of the Articles of Incorporation of the corporation by deleting the word "first" from the third line from the end of Section (2) on Page 9 of the Articles of Incorporation, and by adding immediately after the end of the said Section (2) a new sentence (without paragraph break) reading as follows:

         "If any shares of Preferred Stock so called for redemption are converted into Common Stock pursuant to Section (6) hereof prior to the date which, pursuant to Section (5) hereof, has been fixed for the redemption of such shares out of the sinking fund, and if funds for the payment of such shares have been set apart and credited to the sinking fund as aforesaid, then the corporation may, at any time after the date so fixed for redemption, withdraw the funds so set apart and credited for the redemption of the shares so converted."

         IN WITNESS WHEREOF, the President and the Secretary of ALLISON STEEL MANUFACTURING CO. have hereunto set their hands and have affixed the seal of said corporation this 5th day of November 1965.

                  IN WITNESS THEREOF, I hereunto set my hand and official seal.

                                      ALLISON STEEL MANUFACTURING CO.

                                      By /s/ Charles H. Hallett
                                         --------------------------------------
                                                 President

ATTEST:

/s/ Tim P. Connally
---------------------------------
Secretary

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

         That at the annual meeting of the stockholders of ALLISON STEEL MANUFACTURING CO., an Arizona corporation, duly held at Phoenix Arizona, on the 1st day of June, 1965, thirty days' written notice of the meeting having been duly given, by the affirmative vote of a majority of all of the issued and outstanding shares of stock of the corporation, a resolution was adopted amending the second paragraph of Article VI of the Articles of Incorporation of the corporation to be hereafter as follows:

              "From the effective date of this agreement the Board of Directors shall be elected at the regular annual meeting of stockholders which shall be held in Phoenix, Arizona on the first Friday in April of each year commencing with the year 1966; unless said day be a legal holiday, in which event, the annual meeting of the stockholders shall be held on the next succeeding business day."

         IN WITNESS WHEREOF, the President and Secretary of said ALLISON STEEL MANUFACTURING CO. have hereunto set their hands and have affixed the seal of said corporation this 29th day of June, 1965.

                                     ALLISON STEEL MANUFACTURING CO.

                                     By /s/ Charles H. Hallett
                                        ---------------------------------------
                                               President

ATTEST:

/s/ Tim P. Connally
----------------------------------
Secretary

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BY THESE PRESENTS:

         That at the annual meeting of the stockholders of ALLISON STEEL MANUFACTURING CO., an Arizona corporation, duly held at Phoenix Arizona, on the 1st day of April, 1966, thirty days' notice of which meeting was duly and regularly given in writing to all of the stockholders of record of said corporation stating the day, hour and place of such meeting and the nature of the business to be transacted, by the affirmative vote of more than a majority of all of the issued and outstanding share of capital stock of the corporation, a resolution was adopted amending the first paragraph of ARTICLE IV of the Articles of Incorporation of the corporation to be hereafter as follows:

                                   ARTICLE IV

               "The authorized capital stock of this corporation shall be 7,575,000 shares, consisting of 75,000 shares of Convertible Preferred Stock of a par value of $10.00 per share, and 7,500,000 shares of Common Stock of a par value of $2.00 per share. The authorized Convertible Preferred Stock (hereinafter referred to as `Preferred Stock') may be issued for not less than the par value thereof as fully paid and nonassessable stock, and the authorized Common Stock may be issued for not less than the par value thereof as fully paid and nonassessable stock, and subject to the foregoing, both the authorized Preferred and Common Stock may be issued from time to time upon such terms and conditions as the Board of Directors may determine and under such rules and regulations as may be prescribed by the Arizona Corporation Commission. At the close of business on the day that this Amendment becomes effective, each share of Common Stock with a par value of $3.00 per share then issued and outstanding or reserved for issuance shall be changed into two and one-half fully paid and non-assessable shares of Common Stock with a par value of $2.00 per share as the number of shares represented by the certificate or certificates so surrendered by him. Certificates for fractional shares will be issued to the extent necessary."

         IN WITNESS WHEREOF, the President and Secretary of said ALLISON STEEL MANUFACTURING CO. have hereunto set their hands and have affixed the seal of said corporation this 1st day of April, 1966.

                                     ALLISON STEEL MANUFACTURING CO.

                                     By /s/ Charles H. Hallett
                                        ---------------------------------------
                                              President

ATTEST:

/s/ Tim P. Connally
------------------------------
Secretary

                                   CERTIFICATE
                                       OF
                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                         ALLISON STEEL MANUFACTURING CO.

KNOW ALL MEN BE THESE PRESENTS:

         That at the 1967 annual meeting of the stockholders of Allison Steel Manufacturing Co., an Arizona corporation, duly convened and held in Phoenix, Arizona on April 7, 1967, the Articles of Incorporation of said corporation were amended as hereinafter set forth.

         That prior to the holding of said meeting, due and proper notice in writing with respect to the proposed amendments had been given as required by law to all of the stockholders of said corporation of record on the March 1, 1967 record date fixed by the Board of Directors.

         That Articles IV and VIII of said Articles of Incorporation were, by the affirmative vote at said meeting of at least a majority of the issued and outstanding shares of capital stock of said corporation, changed and amended to be hereafter as follows:

                                   "ARTICLE IV

              "The authorized capital stock of this corporation shall be 15,000,000 shares of common Stock of a par value of $2 per share.

             "All or any portion of the said Common Stock may be issued in consideration of real or personal property, services or any other things of value for the uses and purposes of the corporation and when so issued shall become and be fully paid, the same as though paid for in cash at par, and the Board of Directors shall be the sole judge of the value of any property, services, right or thing acquired in exchange for Common Stock. Payments for the Common Stock shall be made at such time or times and upon such conditions as the Board of Directors may from time to time designate. The shares of Common Stock of the corporation shall be non-assessable. No holders of the Common Stock of the corporation shall have any preemptive or preferential right to subscribe for any issue of stock or other securities of the corporation except as may from time to tie be fixed by the Board of Directors."

                                  "ARTICLE VIII

               "The highest amount of indebtedness or liability, direct or contingent, to which this corporation may be subject at any one time shall be $20,000,000, provided such limitation shall not apply to indebtedness authorized by three-fourths of the votes cast with respect thereto at any lawfully held meeting of the stockholders of the corporation if such action is approved by the Arizona Corporation Commission."

         That Article V of said Articles of Incorporation was, by the affirmative vote at said meeting of at least a majority of the issued and outstanding shares of capital stock of said corporation and also by the affirmative vote of at least three-fourths of those of said shares which were voted thereon at said meeting, changed and amended to be hereafter as follows:

                                   "ARTICLE V

         The time of the commencement of this corporation shall be the date of the issuance to it of a certificate of incorporation by the Arizona Corporation Commission, and the termination thereof shall be twenty-five (25) years from April 1, 1967, with the privilege of renewal as provided by law.":

and that Article VII of said Articles of Incorporation was by the affirmative vote at said meeting of at least a majority of the issued and outstanding shares of capital stock of said corporation, changed and amended by the addition of a new second paragraph thereto reading as follows:

              "The corporation may indemnify any and all of its directors and officers, or former directors and officers, against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his employment as a director or officer of the corporation, provided that the Board of Directors shall determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or omission."

                  IN WITNESS WHEREOF, the President and Secretary of the Company have hereunto set their hands and affixed its seal this 7th day of April, 1967.

                                       ALLISON STEEL MANUFACTURING CO.

                                       By /s/ Charles H. Hallett
                                          --------------------------------------
                                                President

ATTEST:

/s/ Tim P. Connally
-----------------------------------
Secretary

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER made and entered into as of the 30 day of June, 1972, by and between Allison Steel Manufacturing Co., a corporation of the State of Arizona (herein referred to as the "Surviving Corporation"), and Marathon Steel Company, a corporation of the State of Delaware (herein referred to as the "Subsidiary"), being a wholly-owned subsidiary of Marathon Manufacturing Company, a Delaware corporation ("Marathon").

         WHEREAS, the Surviving Corporation, under its Articles of Incorporation filed in the office of the Corporation Commission of the State of Arizona on February 7, 1955, has an authorized capital stock of 15,000,000 shares of Common Stock of the par value of $2.00 each, of which 684,920 shares of Common Stock have been issued and are outstanding.

         WHEREAS, the Subsidiary, under its Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on June 29, 1972, has an authorized capital stock of 1,000 shares of Common Stock of the par value of $1.00 each, of which 1,000 shares of Common Stock have been issued and are outstanding.

         WHEREAS, the respective boards of said corporations deemed it advisable to the end that greater efficiency and economy of management may be accomplished and otherwise generally to the advantage and welfare of said corporations and their several and respective shareholders, to merge said Subsidiary into said Surviving Corporation, under and pursuant to the provisions of the Arizona Revised Statutes, as amended, relating to business corporations of the State of Arizona, and particularly in accordance with Sections 10-341 et seq. of the Arizona Revised Statutes, as amended, and the General Corporation Law of Delaware.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, and in accordance with the provisions of the said Laws of the State of Arizona, that the said Subsidiary shall be and the same is hereby merged into the said Surviving Corporation, and the said Surviving Corporation does hereby merge into itself the said Subsidiary.

         And the parties hereto by and between a majority of their respective boards of directors, by these presents agree to and prescribe the terms and conditions of said merger and the mode of carrying the same into effect, which terms and conditions and mode of carrying the same into effect the said parties hereto do mutually and severally agree and covenant to observe, keep and perform, that is to say:

         Article I: The Articles of Incorporation, as amended, of the Surviving Corporation shall be the present Articles of Incorporation of Allison Steel Manufacturing Co. except that upon the merger becoming effective Article I thereof shall be amended to change the name of the Surviving Corporation and said Article I shall thereafter read as follows:

                                   "ARTICLE I

         The name of this corporation shall be Marathon Steel Company."

         Article II: The manner of converting the capital stock of the corporations, parties hereto, into the capital stock of Marathon shall be as follows:

         (a) The total number of shares of Subsidiary issued and outstanding on the effective date of the merger shall automatically be converted into and shall become, without any further action whatsoever, a total number of shares of Common Stock, $2 par value, of the Surviving Corporation equal to the number of shares of the Surviving Corporation outstanding immediately prior to the consummation of the merger.

         (b) Each share of the Surviving Corporation issued and outstanding on the effective date of the merger (excluding shares owned by Marathon, which shares shall cease to exist) shall be automatically converted into a fraction of a share of Common Stock of Marathon determined by dividing $12 into the average closing price of the shares of Common Stock of Marathon on the Exchange on which such shares are listed for the five (5) trading days preceding the effective date of the merger.

         Each outstanding qualified stock option to purchase shares of Common Stock of the Surviving Corporation shall on the effective date of the merger automatically be converted into and become an option (without any change in the benefits granted the holder of any such option that would cause such option not to qualify as a qualified stock option under the Internal Revenue Code) to purchase a fraction of a share or Common Stock of Marathon determined by dividing $12 into the average closing price of the shares of Common Stock of Marathon on the Exchange on which such shares are listed for the five (5) trading days preceding the effective date of the merger for each one share of common stock of the Surviving Corporation which the holder of such option would otherwise be entitled to purchase at the purchase price specified in such option agreement.

         No fractional share of Common Stock of Marathon will be issued to any holder of common stock or the Surviving Corporation who would otherwise be entitled to receive a fraction of a share of Common Stock of Marathon, but each such holder shall in lieu thereof be paid an amount in cash equal to the value of such fraction based upon the closing price of Common Stock of Marathon on the Exchange on which such shares of Marathon are listed on the effective date of the merger.

         Article III: The By-laws of said Surviving Corporation shall be the present By-laws of Allison Steel Manufacturing Co. until the same shall be altered or amended according to the provisions thereof either by the board of directors or by the Stockholders of the Surviving Corporation.

         Article IV: Upon the consummation of the act of merger herein provided for, the Surviving Corporation shall Possess all the rights, privileges, powers, franchises and immunities, as well of a public as of a private nature, and be subject to all the liabilities, restrictions and duties of each of the constituent corporations and all and singular the rights, privileges, powers, franchises and immunities of each of said constituent corporations, and all property, real, personal and mixed, wheresoever located and all debts due to any of said constituent corporations on whatever account, and all other things in action of or belonging to each of said constituent corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, franchises and immunities, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate, whether by deed or otherwise vested in any of said constituent corporations, shall not revert or be in any way impaired by reason of this merger provided, that all rights of creditors and all liens upon the property of any of said constituent corporations shall be preserved unimpaired, limited to the property affected by such liens at the time of this merger and all debts, liabilities and duties of the respective constituent corporations shall henceforth attach to the Surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. If at any time said Surviving Corporation shall deem or be advised that any further assignments, assurances in the law, or things are necessary or desirable to vest in the said Surviving Corporation the title to any property of the Subsidiary, or the Surviving Corporation, the said Subsidiary or the said Surviving Corporation (as the case may be) and its proper officers and directors shall and will execute all the proper assignments and assurances in the law, and do all things necessary or proper to vest title to such property in the said Surviving Corporation, and otherwise to carry out the purposes of this agreement.

         It is expressly declared that the said Surviving Corporation shall be, and the said Surviving Corporation hereby covenants that, as merged, it, shall be subject to the remedies and liabilities in such case prescribed in the said Arizona Revised Statutes, as amended, relating to business corporations and to the several supplements to and amendments thereof.

         Article V: The Surviving Corporation shall pay all expenses of the merger.

         Article VI: This agreement shall be submitted to the shareholders of each of the corporations, parties hereto, as provided by law and shall be deemed and taken to be the agreement and act of merger of said corporations, upon the adoption thereof by the votes of the shareholders, and upon the doing of all such other acts and things as shall be required by the Arizona Revised Statutes, as amended.

         Article VII: The effective date of this agreement of merger is the date the same is filed with the Corporation Commission of the State of Arizona and with, the Secretary of State of Delaware.

         IN WITNESS WHEREOF, a majority of the board of directors of the Surviving Corporation and a majority of the board of directors of the Subsidiary, said corporations being each of the parties to this agreement, have pursuant to a resolution adopted by a majority of the respective boards of directors of said corporations at meetings thereof duly an regularly held, at which quorums were present, sign this Agreement on behalf of and under the seals of said corporations, as of the day and year first above mentioned.

(CORPORATE SEAL)
Signed, sealed and                  _________________________________
delivered in the                    _________________________________
presence of                         _________________________________
_______________________________     _________________________________
                                    A Majority of the Directors of
                                    Allison Steel Manufacturing Co.

(CORPORATE SEAL)
Signed, sealed and                  _________________________________
delivered in the                    _________________________________
presence of                         _________________________________
_________________________________   _________________________________

         I, James F. O'Haren, Secretary of Marathon Steel Company, a corporation of the State of Delaware, DO HEREBY CERTIFY, as such Secretary and under the seal of said corporation, in accordance with the provisions of the Delaware General Corporation Law, that the Agreement of Merger of said Marathon Steel Company and Allison Steel Manufacturing Co. to which this certificate is attached, after having been first duly signed on behalf of said Marathon Steel Company, by a majority of the directors thereof, and having been signed by a majority of the directors of Allison Steel Manufacturing Co., was approved by the unanimous written consent of its sole stockholder in accordance with the provisions of the General Corporation Law of Delaware and was duly adopted as the act of the stockholders of said Marathon Steel Company and the duly adopted agreement and act of the said corporation.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of said Marathon Steel Company this 30th day of June, 1972.

(Corporate Seal)                               /s/ James F. O'Haren
                                               ---------------------------------
                                               Secretary

         I, James O'Haren, Secretary of Allison Steel Manufacturing Co., a corporation of the State of Arizona, DO HEREBY CERTIFY as such Secretary and under the seal of said corporation in accordance with the provisions of the Arizona Revised Statutes, as amended that the Agreement of Merger of said Allison Steel Manufacturing Co. and Marathon Steel Company, to which this certificate is attached, after having been first duly signed on behalf of said Allison Steel Manufacturing Co. by a majority of the directors thereof and having been signed by a majority of the directors of Marathon Steel Company, was submitted to the Stockholders of said Allison Steel Manufacturing Co. at a meeting thereof called and held separately from any meeting of the stockholders of said Marathon Steel Company for the purpose of taking the same into consideration, after at least thirty (30) days' notice by mail, and notice by publication as provided by Section 10-343 of the Arizona Revised Statutes, as amended, on the 12th day of July, 1972, that at the date of said meeting 684,920 shares of stock of said corporation were issued and outstanding; that at said meeting the holders of 670,524 shares voted in person or by proxy and the holders of no shares voted in person or by proxy, against the approval of said agreement, the said affirmative vote representing at least [ ] of the total number of shares of outstanding stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said Allison Steel Manufacturing Co. and the duly adopted agreement and act of the said [ ].

         IN WITNESS WHEREOF, I have hereto signed my name and affixed the seal of said Allison Steel Manufacturing Co. on this 7th day of August, 1972.

                                        /s/ James F. O'Haren
                                        -----------------------------------
                                        Secretary

(Corporate Seal)

         THE ABOVE AGREEMENT OF MERGER, having been executed by a majority of the board of directors of each of the corporations, parties thereto, and having been adopted separately by the stockholders of each of said corporations, in accordance with the provisions of the Arizona Revised Statutes, as amended, and the General Corporation Law of Delaware, and that fact having been certified on the Agreement of Merger by the secretary of each corporate party thereto, the President and Secretary of each corporate party thereto, do now hereby execute this Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this 7th day of AUGUST, 1972.

                                 ALLISON STEEL MANUFACTURING CO.

                                 By: /s/ D.L. Greengard
                                     -------------------------------------------
                                                   Vice President

                                 /s/ James F. O'Haren
                                 ---------------------------------------------
                                                   Secretary

(Corporate Seal)

                                 MARATHON STEEL COMPANY

                                 By: /s/ D.L. Greengard
                                     -------------------------------------------
                                                   Vice President

                                 /s/ James F. O'Haren
                                 ---------------------------------------------
                                                   Secretary

(Corporate Seal)

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             MARATHON STEEL COMPANY

         Pursuant to the provisions of Section 10-061, Arizona Business Corporation Act, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the corporation is Marathon Steel Company.

SECOND: The document attached hereto as Exhibit A sets forth amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation on September 12, 1978, in the manner prescribed by the Arizona Business Corporation Act.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 712,920; and the number of shares entitled to vote thereon was 712,920.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

CLASS OR SERIES    NUMBER OF SHARES
---------------    ----------------
Common                  712,920

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

  CLASS                     NUMBER OF                     NUMBER OF
OR SERIES                   SHARES FOR                  SHARES AGAINST
---------                   ----------                  --------------
Common                       712,920                          -0-

SIXTH: The amendments attached hereto do not result in any exchange, reclassification, or cancellation of issued shares.

SEVENTH: The amendments attached hereto do not result in any change in the amount of stated capital.

DATED: June 14, 1984.

                                        MARATHON STEEL COMPANY

                                        By:    /s/ D.L. Greengard
                                               --------------------------
                                               D. L. Greengard

                                        Title: President

                                        By:    /s/ Bary B. Hutsell
                                               --------------------------
                                               Bary B. Hutsell

                                        Title: Assistant Secretary

(Acknowledgment - Form No. 48)

Statutory Reference:  A.R.S. 10-061
ABCA Form No. 14 - 7/76
Signed by President or Vice President and Secretary or Assistant Secretary.

                                    EXHIBIT A
                             MARATHON STEEL COMPANY
                              ARTICLES of AMENDMENT

         The Articles of Incorporation of Marathon Steel Company shall be amended as follows:

                  1. Article III shall be amended in its entirety to read hereafter as follows:

                           "The purposes for which the corporation is organized
                  include the transaction of any or all lawful business for which corporations may be incorporated under Chapter I of Title 10, Arizona Revised Statutes, at any time, including specifically but without limitation the purpose of engaging in the steel fabrication business. The character of business which the corporation intends actually to conduct in the State of Arizona is designing, producing, fabricating, and erecting metal products and material handling systems.

                  2. The first sentence of the second paragraph of Article IV shall be amended to read as follows:

                           "All or any portion of the said Common Stock may be
                  issued in consideration of real or personal property, services or any other things of value for the uses and purposes of the corporation, except that neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares, and when so issued shall become and be fully paid, the same as though paid for in cash at par, and the Board of Directors shall be the sole judge of the value of any property, services, right or thing acquired in exchange for Common Stock."

                  3. Article V shall be amended in its entirety to read hereafter as follows:

                                   "ARTICLE V

                           The corporation shall have perpetual succession by
                  its corporate name,"

                  4. The following sentence shall be added to the second paragraph of Article VI:

                  "There are presently three directors of the corporation, as follows:

                                    Daniel L. Greengard
                                    77 East Missouri
                                    Phoenix, Arizona 85012

                                    Ray R. Seegmiller
                                    1411 Pine Gap Drive
                                    Houston, Texas 77090

                                    Gene N. Woodfin
                                    506 Shadywood
                                    Houston, Texas 77057"

                  5.       The first paragraph of Article VII shall be deleted.

                  6.       Article VIII shall be deleted in its entirety.

                  7.       Article IX shall be renumbered as Article VIII.

                  8. Article X shall be renumbered as Article IX and be amended to read in its entirety as follows:

                                   "ARTICLE IX

                   This corporation does hereby appoint CT
              Corporation System, 14 North 18th Avenue, Phoenix, Maricopa County, Arizona 85007 who has been a bona fide resident of Arizona for at least three years, its lawful agent in and for the State of Arizona for and on behalf of said corporation to accept and acknowledge service of, and upon who may be served, all necessary process or processes in any action, suit or proceeding that may be had or brought against said corporation in any of the courts of the State of Arizona, such service of process or notice, or the acceptance thereof by said agent endorsed thereon, to have the same force and effect as if served upon the President and Secretary of the corporation."